EXHIBIT 4.4.6

                              E.DIGITAL CORPORATION

         12% SUBORDINATED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT






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                              E.DIGITAL CORPORATION

         12% SUBORDINATED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

      This 12% SUBORDINATED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT (the "AGREEMENT") is entered into by and among e.Digital Corporation, a Delaware corporation (the "COMPANY"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter
collectively   referred  to  as   "PURCHASERS"   and  each   individually  as  a
"PURCHASER").

                                    RECITALS

      Whereas, the Company has authorized the sale and issuance of an aggregate of up to One Million Dollars ($1,000,000) of 12% Subordinated Promissory Notes (the "NOTES") and warrants to purchase an aggregate of up to two million (2,000,000) shares of its Common Stock (the "WARRANTS," and together with the Notes, the "Securities");

      Whereas, Purchasers desire to purchase the Securities on the terms and conditions set forth herein; and

      Whereas, the Company desires to issue and sell the Securities to Purchasers on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

      1. AGREEMENT TO SELL AND PURCHASE

            1.1. AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Securities and (ii) the issuance of such shares of Common Stock to be issued upon exercise of the Warrants (the "WARRANT SHARES"). The Securities and the Warrant Shares shall have the rights, preferences, privileges and restrictions set forth in the respective documents, herein and in the Company's Certificate of Incorporation and Bylaws.

            1.2. SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing or Closings (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, a Note, in the form attached hereto as Exhibit B, in the amount set forth opposite such Purchaser's name on Exhibit A, and a Warrant, in the form attached hereto as Exhibit C, to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A.

      2. CLOSING, DELIVERY AND PAYMENT

            2.1. CLOSING. The closing of the sale and purchase of the Securities under this Agreement (the "CLOSING") shall take place at 2:00 p.m. on the date hereof, at the offices of the Company at 13114 Evening Creek Drive South, San Diego, California 92128 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

            2.2. DELIVERY.

                  2.2.1. Each Purchaser shall pay the purchase price for the Securities as set forth next to such Purchaser's name on Exhibit A hereto by delivering immediately available funds in United States Dollars to the Company. Promptly following execution of this Agreement by each party and payment by the Purchaser to the Company of the purchase price for the Securities as set forth next to such Purchaser's name on Exhibit A, but in no event later than five business days after such payment, the Company shall deliver a duly executed Note and Warrant, registered in the name of such Purchaser, to the Purchaser. The Notes and Warrants shall be dated as of the date the Company is credited with readily available funds accepted by the Company, irrespective of the Closing Date. The Company may reject and return any funds received within five business days, in whole or in part, for any reason in its sole discretion and in the event of over-subscription for the Securities may prorate the Notes among subscribers in any manner the Company deems necessary or advisable.


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                  2.2.2.  METHOD OF PAYMENT.  Payment of the purchase  price for the Securities shall be made by check payable to the Company, in a form acceptable to the Company, or by wire transfer of funds to:

                               First National Bank
                              1004 Rosecrans Street
                           San Diego, California 92106
                             ABA # 1 2 2 2 3 8 9 3 8
                      For Account of: e.Digital Corporation
                            Account # 8 2 2 1 3 4 5 5

            2.3. SUBSEQUENT SALES OF SECURITIES. Pursuant to the terms of the offering, the Company need not sell any minimum amount of Securities prior to Closing and the Company may have multiple closings. At any time on or before June 30, 2004, the Company may sell up to the balance of the authorized Notes and Warrants not sold at prior Closings to such persons as may be approved by the Board of Directors of the Company. The Company at its discretion may extend the final Closing by ten days if necessary. All such sales shall be made on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 4 and agreements provided in Section 7. Any Notes pursuant to this Section 2.3 shall be deemed to be "Notes" for all purposes under this Agreement, any Warrants sold pursuant to this Section 2.3 shall be deemed "Warrants" for all purposes under this Agreement, and any purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement. For subsequent sales of Notes and Warrants, they shall be dated as of the date the Company is credited with readily available funds accepted by the Company, irrespective of the subsequent Closing Date. The Company may reject and return any funds received within five business days, in whole or in part, for any reason in its sole discretion and in the event of over-subscription for the Securities may prorate the Notes among subscribers in any manner the Company deems necessary or advisable.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

            3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Notes and Warrants and to issue and sell the Securities and the Warrant Shares and to carry out the provisions of this Agreement, the Notes and the Warrants and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

            3.2. SUBSIDIARIES. The Company operates through its wholly-owned subsidiary, e.Digital Corporation (a California corporation) and has no ownership in other companies. The Company is not a participant in any joint venture, partnership or similar arrangement.

            3.3. CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of June 7, 2004 the Company had 145,000 shares of convertible voting preferred stock outstanding designated as Series D Preferred Stock and 8,620.50 shares of convertible voting preferred stock outstanding designated as Series E Preferred Stock. As of June 15, 2004, the Company had 162,914,541 shares of Common Stock outstanding. An additional 7,569,632 shares of Common Stock are reserved for future issuance under the Company's stock option grants and pursuant to convertible securities, options and warrants as summarized below:


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                                                            Authorized Common
                                                             Shares Reserved
                                                           For Future Issuance

         Outstanding Stock Option Grants                         4,136,665
         Stock Purchase Warrants                                 1,452,355
         Series D & E Preferred Stock                           10,713,912
         Total Unissued but Reserved for Issuance               16,302,932

      Accordingly, the Company has either outstanding or reserved an aggregate of 179,217,473 of the 200,000,000 authorized shares of Common Stock.

      All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and nonassessable. When issued in compliance with the provisions of this Agreement, the Notes and the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Notes, Warrants and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

            3.4. RESERVATION OF SHARES. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for future issuance.

            3.5. AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Notes and the Warrants, the performance of all obligations of the Company hereunder and thereunder at the Closing or Closings and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Warrant Shares on exercise of the Warrants has been taken or will be taken prior to the Closing. The Agreement and the Notes and the Warrants, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Securities and the subsequent exercise of the Warrants into Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

            3.6. SEC REPORTS AND FILINGS. The Company has delivered to Purchaser a complete and accurate copy (excluding copies of exhibits) of its Annual Report on Form 10-K for the fiscal year ended March 31, 2003, the latest Quarterly Report on Form 10-Q for the period ended December 31, 2004 and definitive proxy statement filed by the Company on October 23, 2003 (the "SEC DOCUMENTS"). The SEC Documents (i) complied with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) in all material respects and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.7. CHANGES. Since the date of the last of the SEC Documents, there has been no material adverse change in the business, operations or financial condition of the Company.


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            3.8.  TITLE TO PROPERTIES  AND ASSETS;  LIENS,  ETC. The Company has
good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the SEC Documents, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

            3.9. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. The execution, delivery, and performance of and compliance with this Agreement, the Notes and the Warrants, and the issuance and sale of the Securities pursuant hereto and of the Warrant Shares, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

            3.10.   LITIGATION.   There  is  no  action,  suit,   proceeding  or
investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Agreement or the Warrants or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Notwithstanding the foregoing, in April 2004, the Company filed a demand for arbitration against Eclipse by Fujitsu Ten for numerous breaches of the contract signed by Eclipse. These breaches include cancellation of the initial non-cancelable order, breach of implied covenant of good faith and fair dealing, and misappropriation of our intellectual property, confidential, proprietary and trade secret information. As of the date hereof, the arbitration remains pending.

            3.11. EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

            3.12. COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Securities or the Warrant Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

      4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

      Each Purchaser hereby represents and warrants to the Company as follows:


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            4.1.  REQUISITE  POWER AND  AUTHORITY.  Purchaser  has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies.

            4.2. INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Securities nor the Warrant Shares have been registered under the Securities Act. Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                  4.2.1.   PURCHASER   BEARS   ECONOMIC   RISK.   Purchaser  has
substantial   experience  in  evaluating  and  investing  in  private  placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities (or the Warrant Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that other than pursuant to the terms of this Agreement the Company has no present intention of registering the Securities, the Warrant Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities or the Warrant Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                  4.2.2. ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Securities and the Warrant Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                  4.2.3. PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement or other general solicitation in connection with the transactions contemplated in the Agreement.

                  4.2.4. ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Section 501(a) of the Securities Act or not a U.S. Person within the definition set forth in Regulation S and not an affiliate of the Company.

                  4.2.5. COMPANY INFORMATION. Purchaser has received and read the SEC Documents and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  4.2.6. RULE 144. Purchaser acknowledges and agrees that the Securities, and, if issued, the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.


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                  4.2.7. RESIDENCE. If the Purchaser is an individual,  then the
Purchaser resides in the country, state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

      5. CONDITIONS TO CLOSING.

            5.1.   CONDITIONS  TO   PURCHASERS'   OBLIGATIONS  AT  THE  CLOSING.
Purchasers' obligations to purchase the Securities at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  5.1.1. REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                  5.1.2. LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Securities and the proposed issuance of the Warrant Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

                  5.1.3. CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

                  5.1.4. RESERVATION OF WARRANT SHARES. The Warrant Shares issuable upon exercise of the Warrants shall be duly authorized and reserved for issuance upon such exercise.

            5.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Securities at the Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

                  5.2.1. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Securities in
Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                  5.2.2. PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

                  5.2.3. CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

                  5.2.4. PAYMENT. The Company shall have obtained collected funds for the amount of the Notes purchased by the Purchaser.


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      6. REGISTRATION RIGHTS AND PUBLIC OFFERING LOCKUP

            6.1. REGISTRATION RIGHTS. The Company is providing the following registration rights to the Purchasers in connection with the Warrant Shares:

                  6.1.1.  If, at any time from  issuance  to June 30,  2007 (the
"EXERCISE PERIOD"), the Company proposes to prepare and file any registration statements covering its Common Stock (in either case, other than in connection with a merger or acquisition, pursuant to Form S-8 or any successor form, or pursuant to any other form or type of registration in which Registrable Securities (as defined below) cannot be appropriately included) (collectively, the "Registration Statements"), it will give written notice as provided herein at least thirty (30) days prior to the filing of each such Registration Statement to the then holders of the Warrants ("HOLDER") and/or Warrant Shares of its intention to do so. If the Holders of the Warrants and/or Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include the shares of Common Stock issuable upon exercise of the Warrant or the Warrant Shares (collectively, the "REGISTRABLE SECURITIES") in such proposed registration statement, the Company shall afford the Holders of the Warrant and/or Warrant Shares the opportunity to have any such Registrable Securities registered under such registration statement at the Company's sole cost and expense.

                  6.1.2. Notwithstanding the provisions hereof, the Company shall have the right at any time after it shall have given written notice pursuant hereto (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  6.1.3. Notwithstanding any other provision of this Section 6, if the underwriter managing such registration notifies the Holders in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, the Holders of such Registrable Securities will be allowed to register their Registrable Securities pro rata based on the number of shares of Registrable Securities held by such Holders, respectively. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

                  6.1.4. Each Holder of Warrants and Warrant Shares to be sold pursuant to any Registration Statement (each, a "DISTRIBUTING HOLDER") shall severally, and not jointly, indemnify and hold harmless the Company, its officers and directors, each underwriter and each person, if any, who controls the Company and such underwriter, against any loss, claim, damage, expense or liability, joint or several, as incurred, to which any of them may become subject under the Securities Act or any other statute or at common law, in so far as such loss, claim, damage, expense or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Distributing Holder specifically for use therein. Such Distributing Holder shall reimburse the Company, such underwriter and each such officer, director or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such liability, as incurred. Notwithstanding the foregoing, such indemnity with respect to such preliminary prospectus or such final prospectus shall not inure to the benefit of the Company, its officers or directors, or such underwriter (or such controlling person of the Company or the underwriter) if the person asserting any such loss, claim, damage, expense or liability purchased the securities that are the subject thereof and did not receive a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented) at or prior to the time such furnishing is required by the Securities Act in any case where any such untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus (or, if contained in the final prospectus, was subsequently corrected by amendment, revision or supplement).

            6.2. PUBLIC OFFERING LOCK-UP. In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed on hundred eighty (180) days from the effective date of the registration. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and/or such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.

      7. INTERCREDITOR AGREEMENT

      Each Note issued to a Purchaser is one of a duly authorized issue of Notes of the Company designated as its 12% Subordinated Promissory Notes limited in aggregate principal amount to $1,000,000. Each Purchaser understands and agrees that a default is not an Event of Default (as defined in the Note) until the holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company of such default and the Company does not cure it within sixty (60) days after receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "NOTICE OF DEFAULT." If an Event of Default occurs and is continuing, the Noteholder(s) by notice to the Company, may declare the principal of and accrued interest on the Notes to be due and payable immediately; provided, however, that the holders of at least 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul such declaration and its consequences.

      The Company shall only make principal reductions pro rata among the Noteholders. Likewise any Noteholder who receives any payments or proceeds from any enforcement of a security interest or any distribution in connection with a bankruptcy, liquidation, reorganization, dissolution, winding-up or similar proceedings, shall be obligated to pro rate such amounts among the other Noteholders of the series.

      8. MISCELLANEOUS.

            8.1. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

            8.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            8.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

            8.4. ENTIRE AGREEMENT. This Agreement, the Note, the Exhibits and Schedules hereto, the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            8.5. SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            8.6. AMENDMENT AND WAIVER.

                  8.6.1. This Agreement may be amended or modified only upon the written consent of the Company and holders of at least fifty-one percent (51%) in the aggregate principal amount of the Notes outstanding.

                  8.6.2. The obligations of the Company and the rights of the holders of the Notes, the Warrants and the Warrant Shares under the Agreement may be waived only with the written consent of the holders of at least fifty-one percent (51%) in the aggregate principal amount of the Notes outstanding.

            8.7. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or otherwise afforded to any party, shall be cumulative and not alternative.

            8.8. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

            8.9. EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Notes and the Warrants.

            8.10. ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            8.11.  TITLES  AND  SUBTITLES.   The  titles  of  the  sections  and
subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            8.12. COUNTERPARTS. This Agreement may be executed at various dates by the Purchasers through June 30, 2004 in any number of counterparts, by facsimile, or both, each of which shall be an original, but all of which together shall constitute one instrument. Subsequent sales after a first Closing, as provided in Section 2.3, shall be added to this agreement to constitute one instrument binding on all parties thereto.

            8.13. BROKER'S FEES. No agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this
Section 8.13 being untrue.

            8.14. EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities, Notes and Warrant Shares. 8.15. PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. 8.16. ARBITRATION. Any controversy or claim relating to this Agreement or investment in the Notes, Warrants or Warrant Shares shall be resolved before a panel of three arbitrators selected pursuant to and run in accordance with the rules then prevailing of the American Arbitration Association. Any such arbitration shall be held in San Diego, California. The prevailing party in the arbitration shall be entitled to an award of all expenses and reasonable attorneys' fees incurred in bringing or defending the arbitration.

               (THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK;
                      INDIVIDUAL SIGNATURE PAGE(S) FOLLOW)

                              EDIGITAL CORPORATION
                      SIGNATURE PAGE TO PURCHASE AGREEMENT

In Witness Whereof, the parties hereto have executed the 12% Subordinated Promissory Note and Warrant Purchase Agreement as of June __, 2004.

COMPANY:                                           PURCHASER:

E.DIGITAL CORPORATION                              _____________________________
13114 Evening Creek Drive South                    Name
San Diego, California  92128

By: ____________________________                   By: _________________________
    Alfred H. Falk
    President and CEO                              Title: ______________________

                                                   Street Address: _____________

                                                   _____________________________

                                                   Phone #: ____________________

                                                   E-mail: _____________________

                                                   SS #:  ______________________

                                                   SUBSCRIPTION AMOUNT

                                                   $:___________________________

                              EDIGITAL CORPORATION
                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                LIST OF EXHIBITS

Schedule of Purchasers                                       Exhibit A

12% Subordinated Promissory Note                             Exhibit B

Warrant Agreement                                            Exhibit C

         12% SUBORDINATED PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

Name and Address                    Aggregate               Shares of Common
                              Purchase Price and Note       Stock Underlying
                                    Principal                    Warrant

                                [TO BE SUPPLIED]

Total:                            $___________                   __________


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